Explanatory Note

Fisher Wallace Laboratories, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 11.1 and 12.1.

Part III

EXHIBITS

1.1	Posting Agreement with StartEngine Crowdfunding, Inc.**

2.1	Certificate of Incorporation**

2.2	Amendment to Certificate of Incorporation**

2.3	Amended and Restated Bylaws**

4.1	Form of Subscription Agreement**

6.1	StartEngine Secure Services Agreement**

6.2	Services Agreement with StartEngine Crowdfunding, Inc.**

8.1	Escrow Services Agreement***

11.1	Consent of IndigoSpire CPAs & Advisors*

12.1	Opinion of Alliance Legal Partners, Inc.*

*Filed herewith.

**Filed as an exhibit to Fisher Wallace Laboratories, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11229) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1787792/000110465920067786/0001104659-20-067786-index.htm.

***Filed as an exhibit to Fisher Wallace Laboratories, Inc. Regulation A Offering Statement on Form 1-A (Commission File No. 024-11229) and incorporated herein by reference. Available at, https://www.sec.gov/Archives/edgar/data/1787792/000110465920087478/tm2018205d4_partiiandiii.htm.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 10, 2020.

FISHER WALLACE LABORATORIES INC.

By	/s/ Kelly Roman
Kelly Roman, Chief Executive Officer, Principal Executive Officer and Director

/s/ Charles A. Fisher
Charles A. Fisher, Chief Financial Officer,
Principal Financial Officer, Principal Accounting Officer and Director